                        TIME-PHASED VOTING INSTRUCTIONS
                            ROPER INDUSTRIES, INC.

                     VOTING PROCEDURES--BENEFICIAL OWNERS
                    COMMON STOCK OF ROPER INDUSTRIES, INC.

TO ALL BANKS, BROKERS AND NOMINEES:

  Roper Industries, Inc. ("Roper") shareholders who were holders of record on December 27, 1996 and who acquired Roper Common Stock on or before December 27, 1992, will be entitled to cast five votes per share at the Annual Meeting to be held February 14, 1997. Those holders of record who acquired their shares after December 27, 1992 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own. Stock dividend shares received pursuant to the Company's September 1993 2-for-1 stock split in the form of a 100% stock dividend shall be entitled the same number of votes as the original shares with respect to which they were distributed.

  To enable Roper to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each. On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he is entitled to vote, and by the same signature, gives instructions as to the voting of those shares. ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10- DAY RULE. ALL SHARES FOR WHICH BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES. THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK. The confirmation of beneficial ownership is as follows:

                              VOTING CONFIRMATION

  Please provide the number of shares beneficially owned for each category as of December 27, 1996.

        shares beneficially owned ON or BEFORE December 27, 1992 entitled to five votes each.

        shares beneficially owned and acquired AFTER December 27, 1992 entitled to one vote each.

  If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

  YOU DO NOT HAVE TO TABULATE VOTES. Only record the number of shares shown on the "Vote Confirmation" Section of the Proxy Card. If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER December 27, 1992.

  IF YOU ARE A BROKER, DO NOT CONFIRM SHARES. Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

  IF YOU ARE A BANK, YOU MAY WISH TO FOLLOW YOUR USUAL PROCEDURES AND FURNISH THE PROXY CARD TO THE BENEFICIAL OWNER. The beneficial owner will vote his beneficial ownership including the completion of the information required by the "Vote Confirmation". The beneficial owner may return the Proxy Card either to you or to Roper Industries, Inc., c/o Trust Company Bank, Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302.

  UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW, (II) FOR THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 80,000,000 (III) FOR THE PROPOSED AMENDMENT OF THE 1991 STOCK OPTION PLAN TO AUTHORIZE A 250,000 SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK TO BE RESERVED FOR OPTIONS THEREUNDER AND (IV) FOR THE TRANSACTION OF ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

                             ROPER INDUSTRIES, INC.

             THIS PROXY FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on February 14, 1997 at the corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622, and all adjournments thereof, Derrick N. Key and Zane E. Metcalf, and each of them, are authorized to represent me and vote my shares on the following:

ITEM

  1.The election of four (4) Directors. The nominees are:

   E. Douglas Kenna, George L. Ohrstrom, Jr., Georg Graf Schall-Riaucour, and Eriberto R. Scocimara.

  2. To approve the proposed amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock to 80,000,000.

  3. To approve the proposed amendment of the 1991 Stock Option Plan to authorize a 250,000 share increase in the number of shares of Common Stock to be reserved for options thereunder.

  4.To transact any other business properly brought before the meeting.

INSTRUCTION: In the tables on the reverse side indicate the number of shares voted FOR, AGAINST, or ABSTAIN FOR or WITHHOLD AUTHORITY as to each nominee for Director, as to the proposed amendment of the Company's Certificate of Incorporation, and as to the proposed amendment of the 1991 Stock Option Plan.

                                    (Continued and to be signed on reverse side)

                                "Address Label"

(Continued from other side)

                                   SHARES BENEFICIALLY OWNED ON OR BEFORE DECEMBER 27, 1992
                                         (POST NUMBER OF SHARES, NOT NUMBER OF VOTES)
                                -----------------------------------------------------------------
                                        FOR                 AGAINST               ABSTAIN
                                        ---                 -------               -------
 1.  Directors
     E. Douglas Kenna........
                                --------------------  --------------------  --------------------
     George L. Ohrstrom, Jr..
                                --------------------  --------------------  --------------------
     Georg Graf Schall-
     Riaucour................
                                --------------------  --------------------  --------------------
     Eriberto R. Scocimara...
                                --------------------  --------------------  --------------------
 2.  To approve the proposed
     amendment of the Certif-
     icate of Incorporation
     of the Company to in-
     crease the number of au-
     thorized shares of Com-
     mon Stock to 80,000,000.
                                --------------------  --------------------  --------------------
 3.  To approve the proposed
     amendment of the 1991
     Stock Option Plan to au-
     thorize a 250,000 share
     increase in the number
     of shares of Common
     Stock to be reserved for
     options thereunder......
                                --------------------  --------------------  --------------------
 4.  To approve the transac-
     tion of any other busi-
     ness properly brought
     before the meeting......
                                --------------------  --------------------  --------------------
                                SHARES BENEFICIALLY OWNED AND ACQUIRED AFTER DECEMBER 27, 1992
                                         (POST NUMBER OF SHARES, NOT NUMBER OF VOTES)
                                -----------------------------------------------------------------
                                        FOR                 AGAINST               ABSTAIN
                                        ---                 -------               -------
 1.  Directors
     E. Douglas Kenna........
                                --------------------  --------------------  --------------------
     George L. Ohrstrom, Jr..
                                --------------------  --------------------  --------------------
     Georg Graf Schall-
     Riaucour................
                                --------------------  --------------------  --------------------
     Eriberto R. Scocimara...
                                --------------------  --------------------  --------------------
 2.  To approve the proposed
     amendment of the Certif-
     icate of Incorporation
     of the Company to in-
     crease the number of au-
     thorized shares of Com-
     mon Stock to 80,000,000.
                                --------------------  --------------------  --------------------
 3.  To approve the proposed
     amendment of the 1991
     Stock Option Plan to au-
     thorize a 250,000 share
     increase in the number
     of shares of Common
     Stock to be reserved for
     options thereunder......
                                --------------------  --------------------  --------------------
 4.  To approve the transac-
     tion of any other busi-
     ness properly brought
     before the meeting......
                                --------------------  --------------------  --------------------
                                                  POST ONLY RECORD POSITION:
                                                     DO NOT TABULATE VOTES
                                Dated __________________________________________________ , 1997
                                _______________________________________________________________
                                _______________________________________________________________
                                Signature of Shareholder
                                Please sign your name as it appears on this Proxy. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.